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As filed with the Securities and Exchange Commission on March 16, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Cherokee International Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-4745032 (I.R.S. Employer Identification No.)

2841 Dow Avenue
Tustin, California
(Address, Including Zip Code, of Registrant's Principal Executive Offices)

Cherokee International Corporation 2002 Stock Option Plan
Cherokee International Corporation 2004 Omnibus Stock Incentive Plan
Cherokee International Corporation 2004 Employee Stock Purchase Plan
(Full Title of the Plans)

Jeffrey M. Frank
President and Chief Executive Officer
Cherokee International Corporation
2841 Dow Avenue
Tustin, California 92780
(714) 544-6665
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Jeffrey H. Cohen, Esq.
Jennifer A. Bensch, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
(213) 687-5000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, par value $0.001 per share	1,408,337(2)	$8.35(3)	$11,759,613.95	$1,489.94

Common Stock, par value $0.001 per share	50,000(4)	$14.50	$725,000.00	$91.86

Common Stock, par value $0.001 per share	750,000(5)	$15.63(6)	$11,722,500.00	$1,485.24

Common Stock, par value $0.001 per share	400,000(7)	$15.63(6)	$6,252,000.00	$792.13

Total	2,608,337	—	$30,459,113.95	$3,859.17

(1)
This Registration Statement shall also cover any additional shares of common stock of the Registrant which may become issuable under the employee benefit plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction, effected as required by such plans.
(2)
Represents 1,408,337 shares of common stock subject to options outstanding under the Cherokee International Corporation 2002 Stock Option Plan.
(3)
Computed in accordance with Rule 457(h) of the Securities Act. The offering price of $8.35 represents the weighted average exercise price per share for outstanding options under the Cherokee International Corporation 2002 Stock Option Plan.
(4)
Represents 50,000 shares of common stock subject to options outstanding under the Cherokee International Corporation 2004 Omnibus Stock Incentive Plan at an exercise price of $14.50 per share.
(5)
Represents 750,000 shares of common stock reserved for issuance under the Cherokee International Corporation 2004 Omnibus Stock Incentive Plan.
(6)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sale prices per share of common stock of the Registrant as quoted on the Nasdaq National Market on March 11, 2004.
(7)
Represents 400,000 shares of common stock reserved for issuance under the Cherokee International Corporation 2004 Employee Stock Purchase Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*
The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        Cherokee International Corporation (the "Corporation" or the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

  (a)
  The Registrant's Prospectus filed with the Commission on February 20, 2004, pursuant to Rule 424(b)(1) of the Securities Act.

  (b)
  The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A (000-50593) filed with the Commission on February 17, 2004, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to Cherokee International Corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

        Article Fifth of Cherokee International Corporation's certificate of incorporation provides that a director of Cherokee International Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. In addition, Article Seventh of Cherokee International Corporation's certificate of incorporation provides that the Corporation shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

        Article VIII, Section 8 of the bylaws of Cherokee International Corporation provides that the Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the bylaws of the Corporation.

        The Corporation has entered into indemnification agreements with its directors and officers. The indemnification agreements provide indemnification to the Corporation's directors and officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. The Corporation has also obtained directors' and officers' liability insurance, which insures against liabilities that its directors or officers may incur in such capacities.

Item 7. Exemption From Registration Claimed

        Not applicable.

Item 8. Exhibits

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Cherokee International Corporation
3.2	Amended and Restated By-Laws of Cherokee International Corporation
3.3*	Specimen of Stock Certificate for Common Stock
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1*	Cherokee International Corporation 2002 Stock Option Plan
10.2*	Cherokee International Corporation 2004 Omnibus Stock Incentive Plan
10.3*	Cherokee International Corporation 2004 Employee Stock Purchase Plan
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto)
23.2	Consent of Deloitte & Touche LLP, Independent Auditors
24.1	Power of Attorney (included on the signature page to this Registration Statement)

*
Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-110723), as amended, originally filed with the Commission on November 25, 2003, and declared effective on February 18, 2004.

Item 9. Undertakings

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on this 15th day of March, 2004.

CHEROKEE INTERNATIONAL CORPORATION

By:	/s/ JEFFREY M. FRANK Jeffrey M. Frank President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey M. Frank and Van Holland, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8 (and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, for the offering which this registration statement relates) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY M. FRANK Jeffrey M. Frank	President, Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2004
/s/ VAN HOLLAND Van Holland	Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2004
/s/ PAT PATEL Pat Patel	Chairman, Founder and Director	March 15, 2004
/s/ ANTHONY BLOOM Anthony Bloom	Director	March 15, 2004

/s/ CHRISTOPHER BROTHERS Christopher Brothers	Director	March 15, 2004
/s/ CLARK MICHAEL CRAWFORD Clark Michael Crawford	Director	March 15, 2004
/s/ KENNETH KILPATRICK Kenneth Kilpatrick	Director	March 15, 2004
/s/ IAN SCHAPIRO Ian Schapiro	Director	March 15, 2004

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Cherokee International Corporation
3.2	Amended and Restated By-Laws of Cherokee International Corporation
3.3*	Specimen of Stock Certificate for Common Stock
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1*	Cherokee International Corporation 2002 Stock Option Plan
10.2*	Cherokee International Corporation 2004 Omnibus Stock Incentive Plan
10.3*	Cherokee International Corporation 2004 Employee Stock Purchase Plan
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto)
23.2	Consent of Deloitte & Touche LLP, Independent Auditors
24.1	Power of Attorney (included on the signature page to this Registration Statement)

*
Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-110723), as amended, originally filed with the Commission on November 25, 2003, and declared effective on February 18, 2004.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information
  Item 2. Registrant Information and Employee Plan Annual Information
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption From Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX